EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1/A #5, of our report dated March 22, 2012, relating to the audited financial statements of Monte Resources, Inc., and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" appearing in the Prospectus.


/s/ Madsen & Associates CPA's, Inc.
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Madsen & Associates CPA's Inc.
Salt Lake City, Utah
September 11, 2012